Exhibit 99.1

CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS FOURTH QUARTER 2012 RESULTS

CHICAGO (February 13, 2013)—Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported fourth quarter 2012 financial results as follows:

•	Adjusted EBITDA was $147 million in the fourth quarter of 2012 compared to $143 million in the fourth quarter of 2011, an increase of 2.8%.

•

Net income attributable to Hyatt was $16 million, or $0.09 per share, during the fourth quarter of 2012 compared to net income attributable to Hyatt of $52 million, or $0.31 per share, in the fourth quarter of 2011. Adjusted for special items, net income attributable to Hyatt was $33 million, or $0.20 per share, during the fourth quarter of 2012 compared to net income attributable to Hyatt of $52 million, or $0.31 per share, during the fourth quarter of 2011. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotel RevPAR increased 7.5% in the fourth quarter of 2012 compared to the fourth quarter of 2011.

•

Owned and leased hotel operating margins decreased 10 basis points in the fourth quarter of 2012 compared to the fourth quarter of 2011. Comparable owned and leased hotel operating margins decreased 110 basis points in the fourth quarter of 2012 compared to the same period in 2011. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margin to owned and leased hotel operating margin.

•

Comparable U.S. full service hotel RevPAR increased 5.8% in the fourth quarter of 2012 compared to the fourth quarter of 2011. Comparable U.S. select service hotel RevPAR increased 8.7% in the fourth quarter of 2012 compared to the fourth quarter of 2011.

•	Six properties were opened.

•	The Company repurchased 2,779,038 shares of Class A common stock at a weighted average price of $36.34 per share, for an aggregate purchase price of approximately $101 million.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “During the fourth quarter, our comparable owned and leased RevPAR increased 7.5% as we benefited from solid demand and to a limited extent from renovations completed in prior periods.

“We are expanding into meaningful and new markets around the world with recent openings and we continue to enjoy great demand for our brands around the world as we sign new contracts for additional hotels. During the quarter, we opened the Andaz Amsterdam and our first two select service hotels outside of the U.S. For the year, we opened 22 hotels and our base of executed contracts for new hotels grew by over 15%. We expect to open over 30 hotels in 2013, including the conversion of four iconic hotels in Paris, Nice and Cannes to Hyatt brands. Adding an aggregate of approximately 1,700 rooms, this will more than double our presence in France and is a meaningful expansion of our coverage in continental Europe.

“Looking ahead, we are focused on growing our market share, increasing owned and leased margins, improving results at recently renovated and newly acquired hotels, and continuing to support expansion of our brand presence around the world. We expect that there will be headwinds in some markets, but given our concentration of earnings in the U.S., and the diversity of our business model, we look forward to a year of stable growth.

“During the second half of 2012, we completed several unique transactions to expand presence, recycle capital, earn strong returns, and strengthen our relationships with partners that are important to our future. In addition, we repurchased approximately 3.7 million shares of Class A common stock in 2012 for approximately $136 million. We are well-situated for the future with strong brands, well-positioned hotels, ample resources and a business model that is oriented to take advantage of market opportunities.”

SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Total segment Adjusted EBITDA decreased 2.9% in the fourth quarter of 2012 compared to the same period in 2011. Owned and leased Adjusted EBITDA increased 1.2% in the fourth quarter of 2012 compared to the same period in 2011. Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA decreased 21.1% in the fourth quarter of 2012.

RevPAR for comparable owned and leased hotels increased 7.5% in the fourth quarter of 2012 compared to the same period in 2011. Occupancy improved 220 basis points and ADR increased 4.2% compared to the same period in 2011.

Revenues increased 4.9% in the fourth quarter of 2012 compared to the same period in 2011. Comparable hotel revenues increased 2.9% in the fourth quarter of 2012 compared to the same period in 2011.

Revenue for comparable owned and leased hotels was negatively impacted by weak performance in certain international markets and lower relative growth in non-room revenue at U.S. hotels.

Owned and leased hotel expenses increased 5.0% in the fourth quarter of 2012 compared to the same period in 2011. Excluding expenses related to benefit programs funded through rabbi trusts and non-comparable hotel expenses, expenses increased 4.3% in the fourth quarter of 2012 compared to the same period in 2011. Comparable expenses were negatively impacted by insurance costs. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

The following two hotels were added to the portfolio during the fourth quarter:

•	Hyatt Regency Birmingham (owned, 319 rooms): This property was acquired by the Company for approximately $43 million. The property was previously and will continue to be managed by the Company.
•	Andaz Amsterdam (leased, 122 rooms)

During the quarter, the Company closed on the sale of eight select service hotels, with an aggregate of 1,043 rooms, for approximately $87 million. The Company will continue to manage these hotels under long-term agreements.

Americas Management and Franchising Segment

Adjusted EBITDA increased 16.3% in the fourth quarter of 2012 compared to the same period in 2011.

RevPAR for comparable Americas full service hotels increased 5.3% in the fourth quarter of 2012 (5.4% excluding the effect of currency) compared to the same period in 2011. Occupancy increased 60 basis points and ADR increased 4.4% (4.5% excluding the effect of currency) compared to the same period in 2011.

Group rooms revenue at comparable U.S. full service hotels increased 3.3% in the fourth quarter of 2012 compared to the same period in 2011. Group room nights increased 0.4% and group ADR increased 2.9% in the fourth quarter of 2012 compared to the same period in 2011.

Transient rooms revenue at comparable U.S. full service hotels increased 6.9% in the fourth quarter of 2012 compared to the same period in 2011. Transient room nights increased 2.1% and transient ADR increased 4.7% in the fourth quarter of 2012 compared to the same period in 2011.

Revenue from management and franchise fees increased 8.5% in the fourth quarter of 2012 compared to the same period in 2011.

The following three hotels were added to the portfolio during the fourth quarter:

•	The LA Hotel Downtown (franchised, 469 rooms): This property is expected to be rebranded Hyatt Regency Los Angeles Downtown upon completion of a renovation.
•	Hyatt Place Los Angeles/LAX/El Segundo (franchised, 143 rooms)
•	Hyatt Place San Jose/Pinares (managed, 120 rooms)

Three properties were removed from the portfolio during the fourth quarter.

Southeast Asia, China, Australia, South Korea and Japan (ASPAC) Management and Franchising Segment

Adjusted EBITDA increased 7.1% in the fourth quarter of 2012 compared to the same period in 2011.

RevPAR for comparable ASPAC hotels increased 3.1% (2.9% excluding the effect of currency) in the fourth quarter of 2012 compared to the same period in 2011. Occupancy decreased 30 basis points and ADR increased 3.5% (3.3% excluding the effect of currency) compared to the same period in 2011.

Revenue from management and franchise fees was flat in the fourth quarter of 2012 compared to the same period in 2011.

One property was removed from the portfolio during the fourth quarter.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management Segment

Adjusted EBITDA decreased 36.4% in the fourth quarter of 2012 compared to the same period in 2011. Adjusted EBITDA was impacted on a year-over-year basis by a bad debt recovery in the fourth quarter of 2011.

RevPAR for comparable EAME/SW Asia hotels decreased 0.8% (increased 1.1% excluding the effect of currency) in the fourth quarter of 2012 compared to the same period in 2011. Occupancy increased 220 basis points and ADR decreased 4.0% (decreased 2.2% excluding the effect of currency) compared to the same period in 2011. RevPAR was negatively impacted by lower performance in markets in the Middle East and in Gulf Cooperation Council countries.

Revenue from management and franchise fees decreased 5.3% in the fourth quarter of 2012 compared to the same period in 2011. Management and franchise fees were impacted by the aforementioned market factors.

The following three hotels were added to the portfolio during the fourth quarter:

•	Park Hyatt Chennai (managed, 201 rooms)
•	Andaz Amsterdam (leased, 122 rooms)
•	Hyatt Place Hampi (managed, 115 rooms)

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses decreased by 7.1% in the fourth quarter of 2012 compared to the same period in 2011. Adjusted selling, general, and administrative expenses decreased by 2.6% in the fourth quarter of 2012 compared to the same period in 2011. See the table on page 8 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Six hotels were added in the fourth quarter of 2012, each of which is listed above. During the 2012 full fiscal year, the Company opened 22 hotels, representing 5,384 rooms. Seven hotels, representing 3,064 rooms, were removed from the portfolio during the 2012 full fiscal year.

The Company expects that a significant number of new properties will be opened under various Company brands in the future. As of December 31, 2012 this effort was underscored by executed management or franchise contracts for approximately 200 hotels (or approximately 45,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets or markets in which the Company is under-represented. See the table on page 14 of the accompanying schedules for a breakdown of the executed contract base.

CAPITAL EXPENDITURES

Capital expenditures during the fourth quarter of 2012 totaled $91 million, categorized as follows:

•	Maintenance: $42 million
•	Enhancements to existing properties: $39 million
•	Investment in new properties: $10 million

Capital expenditures during the 2012 full fiscal year totaled $301 million, categorized as follows:

•	Maintenance: $106 million
•	Enhancements to existing properties: $153 million
•	Investment in new properties: $42 million

SHARE REPURCHASE

During the fourth quarter, the Company repurchased 2,779,038 shares of Class A common stock at a weighted average price of $36.34 per share, for an aggregate purchase price of approximately $101 million. From January 1 through February 8, 2013, the Company repurchased 12,123 shares of Class A common stock at a weighted average price of $37.95 per share, for an aggregate purchase price of approximately $0.5 million. The Company has approximately $63 million remaining under its current share repurchase authorization.

CORPORATE FINANCE

During the quarter, the Company completed the following transactions:

•	Acquired the Hyatt Regency Birmingham, previously managed by the Company, for approximately $43 million.
•	Closed on the sale of eight select service hotels with an aggregate of 1,043 rooms for approximately $87 million. The Company will continue to manage these hotels under long-term agreements.
•

Formed a joint venture with Host Hotels & Resorts to develop and operate a Hyatt Residence Club in Maui, Hawaii. The Company expects to invest approximately $40 million in the vacation ownership property.

Subsequent to the end of the quarter, the Company closed on the sale of three select service hotels, with an aggregate of 426 rooms, for approximately $36 million.

On December 31, 2012, the Company had total debt of approximately $1.2 billion.

On December 31, 2012, the Company had cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $413 million and short-term investments of approximately $514 million.

On December 31, 2012, the Company had undrawn borrowing availability of approximately $1.4 billion under its revolving credit facility.

2013 INFORMATION

The Company is providing the following information for the 2013 fiscal year:

•	Adjusted SG&A expense is expected to be approximately $305 million.
•

Capital expenditures are expected to be approximately $300 million, including approximately $120 million for investment in new properties, such as Grand Hyatt Rio de Janeiro, Hyatt Place Omaha and other properties.

•	Depreciation and amortization expense is expected to be approximately $340 million.
•	Interest expense is expected to be approximately $70 million.
•	The Company expects to open over 30 hotels in 2013.

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, February 13, 2013, at 10:30 a.m. CT. The Company requests that questions be submitted via email to earnings@hyatt.com by 9:00 a.m. CT. Hyatt management will read and respond to as many submitted questions as possible. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.597.5329, passcode #56571665, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on February 13, 2013 through midnight on February 20, 2013 by dialing 617.801.6888, passcode #51844304. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;
•	loss on sale of real estate;
•	asset impairments;
•	other income (loss), net;
•	net loss attributable to noncontrolling interests;
•	depreciation and amortization;
•	interest expense; and
•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our Board of Directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our Board of Directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.

Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense

Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through rabbi trusts.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing non-comparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both non-comparable hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income.

Comparable Hotels

Comparable systemwide hotels represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable systemwide ASPAC full service hotels for those properties that we manage or franchise within the ASPAC management and franchising segment, or comparable systemwide EAME/SW Asia full service hotels for those properties that we manage within the EAME/SW Asia management segment. Comparable operated hotels is defined the same as Comparable systemwide hotels with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. Non-comparable systemwide hotels or Non-comparable owned and leased hotels represent all hotels that do not meet the respective definition of comparable as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select service

The term select service includes the brands Hyatt Place and Hyatt House. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected adjusted SG&A expense, maintenance and enhancement to existing properties capital expenditures, investments in new properties capital expenditures, depreciation and amortization expense and interest expense estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets; the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to short and medium-term group bookings; the impact of hotel renovations; our ability to successfully execute and implement our organizational realignment and the costs associated with such organizational realignment; our ability to successfully execute and implement our common stock repurchase program; loss of key personnel, including as a result of our organizational realignment; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; foreign exchange rate fluctuations or currency restructurings; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt HouseTM brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Residence ClubTM. As of December 31, 2012, the Company’s worldwide portfolio consisted of 500 properties in 46 countries. For more information, please visit www.hyatt.com.

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Tables to follow

Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended December 31, 2012 and 2011
4.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Years Ended December 31, 2012 and 2011
5.	Segment Financial Summary
6.	Hotel Chain Statistics - Comparable Locations
7.	Fee Summary
8.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
9.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
10.	Net Gains and Interest Income from Marketable Securities Held to Fund Operating Programs
11.	Properties and Rooms / Units by Geography
12.	Properties and Rooms / Units by Brand
13.	Owned and Leased Mix by Market and Brand
14.	Executed Contracts Base Approximate Mix

Hyatt Hotels Corporation

Consolidated Statements of Income

For the Three Months and Year Ended December 31, 2012 and 2011

(in millions, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUES:
Owned and leased hotels	$517	$493	$2,021	$1,879
Management and franchise fees	80	77	307	288
Other revenues	19	17	78	66
Other revenues from managed properties (a)	384	403	1,543	1,465

Total revenues	1,000	990	3,949	3,698

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	401	382	1,549	1,468
Depreciation and amortization	90	87	353	305
Other direct costs	8	6	29	24
Selling, general, and administrative	78	84	316	283
Other costs from managed properties (a)	384	403	1,543	1,465

Direct and selling, general, and administrative expenses	961	962	3,790	3,545

Net gains and interest income from marketable securities held to fund operating programs	3	9	21	2
Equity earnings (losses) from unconsolidated hospitality ventures	(16)	(2)	(22)	4
Interest expense	(17)	(15)	(70)	(57)
Losses on sales of real estate	—	—	—	(2)
Asset impairments	—	(4)	—	(6)
Other income (loss), net	(5)	8	7	(11)

INCOME BEFORE INCOME TAXES	4	24	95	83

(PROVISION) BENEFIT FOR INCOME TAXES	11	28	(8)	28

NET INCOME	15	52	87	111

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	—	1	2

NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$16	$52	$88	$113

EARNINGS PER SHARE - Basic
Net income	$0.09	$0.31	$0.53	$0.66

Net income attributable to Hyatt Hotels Corporation	$0.09	$0.31	$0.53	$0.67

EARNINGS PER SHARE - Diluted

Net income	$0.09	$0.31	$0.53	$0.66

Net income attributable to Hyatt Hotels Corporation	$0.09	$0.31	$0.53	$0.67

Basic share counts	163.4	165.5	165.0	168.8

Diluted share counts	163.8	165.7	165.4	169.2

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Adjusted EBITDA	$147	$143	$606	$538
Equity earnings (losses) from unconsolidated hospitality ventures	(16)	(2)	(22)	4
Loss on sale of real estate	—	—	—	(2)
Asset impairments	—	(4)	—	(6)
Other income (loss), net	(5)	8	7	(11)
Net loss attributable to noncontrolling interests	1	—	1	2
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(15)	(19)	(73)	(78)

EBITDA	$112	$126	$519	$447
Depreciation and amortization	(90)	(87)	(353)	(305)
Interest expense	(17)	(15)	(70)	(57)
(Provision) benefit for income taxes	11	28	(8)	28

Net income attributable to Hyatt Hotels Corporation	$16	$52	$88	$113

Hyatt Hotels Corporation

Summary of Special Items - Three Months Ended December 31, 2012 and 2011

Reconciliation of Non-GAAP to GAAP Measure: The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended December 31, 2012 and December 31, 2011, respectively.

(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Three Months Ended December 31,
		2012	2011
Net income attributable to Hyatt Hotels Corporation		$16	$52

Earnings per share		$0.09	$0.31

Special items
Asset impairments (a)	Asset impairments	—	3
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	18	1
(Gains) losses on other marketable securities (c)	Other income (loss), net	—	(6)
Impairment of held-to-maturity investment (d)	Other income (loss), net	4	—
Loss on sublease agreement (e)	Other income (loss), net	—	2
Realignment costs (f)	Other income (loss), net	2	—
Provisions on hotel loans (g)	Other income (loss), net	4	—
Transaction costs (h)	Other income (loss), net	1	1
Income from cost method investments (i)	Other income (loss), net	(1)	—

Total special items - pre-tax		28	1
Provision for income taxes for special items	(Provision) benefit for income taxes	(11)	(1)

Total special items - after-tax		17	—

Special items impact per share		$0.11	$—

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$33	$52

Earnings per share, adjusted for special items		$0.20	$0.31

(a)	Asset impairments - During the fourth quarter of 2011, we identified and recorded $3 million of asset impairment charges. The charges relate to inventory in our vacation ownership business and are net of $1 million of noncontrolling interest.
(b)	Unconsolidated hospitality ventures impairment - During the fourth quarters of 2012 and 2011, we recorded $18 million and $1 million, respectively, in impairment charges, of which $0 and $1 million, respectively, related to vacation ownership ventures.
(c)	(Gains) losses on other marketable securities - Fourth quarter 2011 activity represents (gains) losses on investments in trading securities not used to fund operating programs.
(d)	Impairment of held-to-maturity investment - During the fourth quarter of 2012, we recorded a $4 million impairment charge on a held-to-maturity investment.
(e)	Loss on sublease agreement - During the fourth quarter of 2011, we recorded a $2 million loss on a sublease agreement based on terms of our existing master lease.
(f)	Realignment costs - Represents costs incurred as part of our Company’s realignment.
(g)	Provisions on hotel loans - In the fourth quarter of 2012, we recorded a $4 million provision related to a pre-opening loan based on our assessment of collectability.
(h)	Transaction costs - In the fourth quarter of 2012, we incurred $1 million in transaction costs to acquire the Hyatt Regency Birmingham. In the fourth quarter of 2011, we incurred $1 million in transaction costs to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.
(i)	Income from cost method investments - During the fourth quarter of 2012, we recorded $1 million of income primarily consisting of amounts received from certain non-hospitality related real estate investment companies.

Hyatt Hotels Corporation

Summary of Special Items - Year Ended December 31, 2012 and 2011

Reconciliation of Non-GAAP to GAAP Measure: The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the year ended December 31, 2012 and 2011, respectively.

(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Year Ended December 31,
		2012	2011
Net income attributable to Hyatt Hotels Corporation		$88	$113

Earnings per share		$0.53	$0.67

Special items
Asset impairments (a)	Asset impairments	—	5
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	19	1
Loss on sale of real estate (c)	Other income (loss), net	—	2
(Gains) losses on other marketable securities (d)	Other income (loss), net	(17)	13
Impairment of held-to-maturity investment (e)	Other income (loss), net	4	—
(Gain) loss on sublease agreement (f)	Other income (loss), net	(2)	7
Realignment costs (g)	Other income (loss), net	21	—
Provisions on hotel loans (h)	Other income (loss), net	4	4
Transaction costs (i)	Other income (loss), net	2	5
Income from cost method investments (j)	Other income (loss), net	(1)	—

Total special items - pre-tax		30	37
Provision for income taxes for special items	(Provision) benefit for income taxes	(10)	(14)

Total special items - after-tax		20	23

Special items impact per share		$0.12	$0.13

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$108	$136

Earnings per share, adjusted for special items		$0.65	$0.80

(a)	Asset impairments - During the year ended December 31, 2011, we identified and recorded $5 million of asset impairment charges. The 2011 charge includes a $4 million impairment taken on inventory at one of our vacation ownership properties, which is net of $1 million in noncontrolling interest.
(b)	Unconsolidated hospitality ventures impairment - During 2012 and 2011, we recorded impairment charges of $19 million and $1 million, respectively, of which $1 million in each year relates to vacation ownership ventures.
(c)	Loss on sale of real estate - During the year ended December 31, 2011, we sold eight hotels from our owned hotel portfolio for a loss of $2 million.
(d)	(Gains) losses on other marketable securities - Activity represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	Impairment of held-to-maturity investment - During the year ended December 31, 2012, we recorded a $4 million impairment charge on a held-to-maturity investment.
(f)	(Gain) loss on sublease agreement - During the year ended December 31, 2012, we recorded a $2 million gain due to the termination of a sublease. During the year ended December 31, 2011, we recorded a $7 million loss on two sublease agreements based on terms of our existing master lease. One of these sublease agreements is with a related party.
(g)	Realignment costs - Represents costs incurred as part of our Company’s realignment.
(h)	Provisions on hotel loans - During 2012, we recorded a $4 million provision related to a pre-opening loan based on our assessment of collectability. During 2011, we recorded $4 million in provisions related to certain hotel developer loans based on our assessment of their collectability.
(i)	Transaction costs - In the year ended December 31, 2012, we incurred $2 million in transaction costs to acquire the Hyatt Regency Mexico City and the Hyatt Regency Birmingham. In the year ended December 31, 2011, we incurred $5 million in transaction costs to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.
(j)	Income from cost method investments - During 2012, we recorded $1 million of income primarily consisting of amounts received from certain non-hospitality related real estate investment companies.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Revenue
Owned and leased	$517	$493	$24	4.9%	$2,021	$1,879	$142	7.6%
Americas	64	59	5	8.5%	256	223	33	14.8%
ASPAC	24	24	—	—	86	81	5	6.2%
EAME/SW Asia	18	19	(1)	(5.3)%	63	67	(4)	(6.0)%

Total management and franchising	106	102	4	3.9%	405	371	34	9.2%
Corporate and other	19	17	2	11.8%	78	66	12	18.2%
Other revenues from managed properties	384	403	(19)	(4.7)%	1,543	1,465	78	5.3%
Eliminations	(26)	(25)	(1)	(4.0)%	(98)	(83)	(15)	(18.1)%

Total revenues	$1,000	$990	$10	1.0%	$3,949	$3,698	$251	6.8%

Adjusted EBITDA
Owned and leased	$87	$86	$1	1.2%	$369	$322	$47	14.6%
Pro rata share of unconsolidated hospitality ventures	15	19	(4)	(21.1)%	73	78	(5)	(6.4)%

Total owned and leased	102	105	(3)	(2.9)%	442	400	42	10.5%
Americas management and franchising	50	43	7	16.3%	199	167	32	19.2%
ASPAC management and franchising	15	14	1	7.1%	46	40	6	15.0%
EAME/SW Asia management	7	11	(4)	(36.4)%	26	34	(8)	(23.5)%
Corporate and other	(27)	(30)	3	10.0%	(107)	(103)	(4)	(3.9)%

Adjusted EBITDA	$147	$143	$4	2.8%	$606	$538	$68	12.6%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended December 31,				Change	Year Ended December 31,				Change
	2012	2011	Change		(in constant $)	2012	2011	Change		(in constant $)
Owned and leased hotels (# hotels) (a)
Full service (39)
ADR	$211.42	$204.01	3.6%		3.7%	$203.70	$199.44	2.1%		3.3%
Occupancy	71.2%	68.8%	2.4	% pts		74.5%	71.1%	3.4	% pts
RevPAR	$150.52	$140.36	7.2%		7.3%	$151.80	$141.74	7.1%		8.3%
Select service (38)
ADR	$96.65	$90.11	7.2%		7.2%	$97.16	$91.21	6.5%		6.5%
Occupancy	74.4%	72.8%	1.6	% pts		77.6%	77.5%	0.1	% pts
RevPAR	$71.89	$65.64	9.5%		9.5%	$75.37	$70.70	6.6%		6.6%
Comparable owned and leased hotels (77)
ADR	$185.68	$178.19	4.2%		4.2%	$179.86	$174.36	3.2%		4.2%
Occupancy	71.9%	69.7%	2.2	% pts		75.2%	72.5%	2.7	% pts
RevPAR	$133.47	$124.16	7.5%		7.5%	$135.23	$126.35	7.0%		8.1%
Managed and franchised hotels (# hotels; includes owned and leased hotels)
Americas
Full service (133)
ADR	$173.46	$166.21	4.4%		4.5%	$171.80	$164.87	4.2%		4.6%
Occupancy	68.2%	67.6%	0.6	% pts		72.9%	71.3%	1.6	% pts
RevPAR	$118.27	$112.28	5.3%		5.4%	$125.23	$117.61	6.5%		6.8%
Select service (195)
ADR	$101.08	$95.74	5.6%		5.6%	$101.89	$97.02	5.0%		5.0%
Occupancy	71.7%	69.7%	2.0	% pts		74.8%	73.4%	1.4	% pts
RevPAR	$72.51	$66.70	8.7%		8.7%	$76.22	$71.24	7.0%		7.0%
ASPAC
Full service hotels (45)
ADR	$245.75	$237.47	3.5%		3.3%	$236.79	$226.43	4.6%		4.8%
Occupancy	71.6%	71.9%	(0.3	)% pts		69.6%	68.2%	1.4	% pts
RevPAR	$176.00	$170.72	3.1%		2.9%	$164.77	$154.37	6.7%		6.9%
EAME/SW Asia
Full service hotels (44)
ADR	$243.70	$253.89	(4.0)%		(2.2)%	$241.43	$252.90	(4.5)%		0.8%
Occupancy	65.3%	63.1%	2.2	% pts		61.9%	60.8%	1.1	% pts
RevPAR	$159.07	$160.30	(0.8)%		1.1%	$149.34	$153.86	(2.9)%		2.5%
Comparable systemwide hotels (417)
ADR	$175.90	$171.12	2.8%		3.1%	$172.41	$167.13	3.2%		4.1%
Occupancy	69.1%	68.2%	0.9	% pts		71.7%	70.2%	1.5	% pts
RevPAR	$121.63	$116.73	4.2%		4.5%	$123.56	$117.35	5.3%		6.3%

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Fees
Base management fees	$39	$37	$2	5.4%	$154	$144	$10	6.9%
Incentive management fees	27	28	(1)	(3.6)%	97	97	—	—
Franchise fees and other revenue	14	12	2	16.7%	56	47	9	19.1%

Total fees	$80	$77	$3	3.9%	$307	$288	$19	6.6%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$76	$78	$(2)	(2.6)%	$303	$284	$19	6.7%
Rabbi trust impact	2	6	(4)	(66.7)%	13	(1)	14	1,400.0%

Selling, general and administrative expenses	$78	$84	$(6)	(7.1)%	$316	$283	$33	11.7%

(a) Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Americas management and franchising	$14	$16	$(2)	(12.5)%	$57	$55	$2	3.6%
ASPAC management and franchising	9	10	(1)	(10.0)%	40	41	(1)	(2.4)%
EAME/SW Asia management	10	8	2	25.0%	37	33	4	12.1%
Owned and leased	4	3	1	33.3%	12	10	2	20.0%
Corporate and other (1)	39	41	(2)	(4.9)%	157	145	12	8.3%

Adjusted selling, general, and administrative expenses	$76	$78	$(2)	(2.6)%	$303	$284	$19	6.7%

(1)	Corporate and other includes vacation ownership expenses of $8 million and $7 million for the three months ended December 31, 2012 and 2011, respectively, and $31 million and $27 million for the year ended December 31, 2012 and 2011, respectively.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$463	$450	$13	2.9%	$1,819	$1,746	$73	4.2%
Non-comparable hotels	54	43	11	25.6%	202	133	69	51.9%

Owned and leased hotels revenue	$517	$493	$24	4.9%	$2,021	$1,879	$142	7.6%

Expenses
Comparable owned and leased hotels	$363	$348	$15	4.3%	$1,414	$1,363	$51	3.7%
Non-comparable hotels	38	32	6	18.8%	130	106	24	22.6%
Rabbi trust	—	2	(2)	(100.0)%	5	(1)	6	600.0%

Owned and leased hotels expense	$401	$382	$19	5.0%	$1,549	$1,468	$81	5.5%

Owned and leased hotel operating margin percentage	22.4%	22.5%		(0.1)%	23.4%	21.9%		1.5%

Comparable owned and leased hotel operating margin percentage	21.6%	22.7%		(1.1)%	22.3%	21.9%		0.4%

Hyatt Hotels Corporation

Net gains and interest income from marketable securities held to fund operating programs

The table below provides a reconciliation of net gains and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains or losses on securities held to fund our Hyatt Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotel revenues. The table below shows the amounts recorded to the respective offsetting account.

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$2	$6	$(4)	(66.7)%	$13	$(1)	$14	1,400.0%
Rabbi trust impact allocated to owned and leased hotels expense	—	2	(2)	(100.0)%	5	(1)	6	600.0%
Net gains and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenue	1	1	—	—	3	4	(1)	(25.0)%

Net gains and interest income from marketable securities held to fund operating programs	$3	$9	$(6)	(66.7)%	$21	$2	$19	950.0%

Hyatt Hotels Corporation

Properties and Rooms / Units by Geography

	December 31, 2012		September 30, 2012		December 31, 2011		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels (a)
Full service hotels
United States	31	14,536	31	14,536	31	14,528	0	0	0	8
Other Americas	4	2,102	4	2,103	3	1,347	0	(1)	1	755
ASPAC	1	601	1	601	1	601	0	0	0	0
EAME/SW Asia	11	2,441	9	2,002	9	2,002	2	439	2	439
Select service
United States	56	7,669	64	8,712	64	8,712	(8)	(1,043)	(8)	(1,043)

Total owned and leased hotels	103	27,349	109	27,954	108	27,190	(6)	(605)	(5)	159

Managed and franchised hotels
(includes owned and leased hotels)	December 31, 2012		September 30, 2012		December 31, 2011		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Americas
Full service hotels
United States Managed	104	54,722	106	56,015	107	56,507	(2)	(1,293)	(3)	(1,785)
Other Americas Managed	15	5,802	16	6,153	15	5,397	(1)	(351)	0	405
Franchised	24	7,515	23	7,047	20	6,046	1	468	4	1,469

Subtotal	143	68,039	145	69,215	142	67,950	(2)	(1,176)	1	89
Select service hotels
United States Managed	96	12,929	95	12,781	95	12,781	1	148	1	148
Other Americas Managed	1	120	0	0	0	0	1	120	1	120
Franchised	128	16,774	128	16,779	120	15,247	0	(5)	8	1,527

Subtotal	225	29,823	223	29,560	215	28,028	2	263	10	1,795

ASPAC
Full service hotels
ASPAC Managed	51	20,016	52	20,250	51	19,993	(1)	(234)	0	23
ASPAC Franchised	2	988	2	988	2	988	0	0	0	0

Subtotal	53	21,004	54	21,238	53	20,981	(1)	(234)	0	23

EAME/SW Asia
Full service hotels
EAME Managed	33	8,084	32	7,964	32	7,961	1	120	1	123
SW Asia Managed	20	6,014	19	5,822	18	5,614	1	192	2	400

Subtotal	53	14,098	51	13,786	50	13,575	2	312	3	523
Select service hotels
SW Asia Managed	1	115	0	0	0	0	1	115	1	115

Subtotal	1	115	0	0	0	0	1	115	1	115

Total managed and franchised hotels	475	133,079	473	133,799	460	130,534	2	(720)	15	2,545

Vacation ownership	15	963	15	963	15	963	0	0	0	0
Residential	10	1,102	8	1,230	8	1,230	2	(128)	2	(128)

Total properties and rooms/units	500	135,144	496	135,992	483	132,727	4	(848)	17	2,417

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Properties and Rooms / Units by Brand

	December 31, 2012		September 30, 2012		December 31, 2011		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	30	6,014	29	5,815	27	5,399	1	199	3	615
Andaz	9	1,823	8	1,701	6	1,408	1	122	3	415
Hyatt	28	6,948	29	7,478	26	6,010	(1)	(530)	2	938
Grand Hyatt	38	21,515	38	21,505	37	21,101	0	10	1	414
Hyatt Regency	144	66,841	146	67,740	149	68,588	(2)	(899)	(5)	(1,747)
Hyatt Place	172	22,335	169	21,957	162	20,573	3	378	10	1,762
Hyatt House	54	7,603	54	7,603	53	7,455	0	0	1	148
Vacation Ownership and Residential	25	2,065	23	2,193	23	2,193	2	(128)	2	(128)

Total	500	135,144	496	135,992	483	132,727	4	(848)	17	2,417

Hyatt Hotels Corporation

Owned and Leased Mix by Market and Brand (a)

Owned and Leased Adjusted EBITDA Mix by Market

Segment	% of 2012 Earnings (b)	Top 10 US Markets (c)	% of 2012 Earnings (b)	Top 5 International Markets	% of 2012 Earnings (b)
Americas	79%	New York, NY	11%	Korea	5%
EAME/SW Asia	16%	Atlanta, GA	5%	Switzerland	5%
ASPAC	5%	San Francisco/San Mateo, CA	4%	Canada	5%
		San Jose-Santa Cruz, CA	4%	United Kingdom	4%
		Phoenix, AZ	3%	Azerbaijan	3%
		San Antonio, TX	2%
		Orlando, FL	2%
		Baltimore, MD	2%
		Los Angeles-Long Beach, CA	2%
		Washington, DC-MD-VA	2%

		Total Top 10	37%	Total Top 5	22%

		Other U.S.	32%	Other International	9%

Total	100%	Total U.S.	69%	Total International	31%

Owned and Leased Adjusted EBITDA Mix by Brand

Brand	% of 2012 Earnings (b)
Park Hyatt, Andaz, Grand Hyatt	39%
Hyatt Regency, Hyatt	41%
Hyatt Place, Hyatt House	20%

Total	100%

(a)	This exhibit is expected to be provided in conjunction with Q4 earnings in subsequent years.
(b)	Earnings represent 2012 owned and leased Adjusted EBITDA of $369 million.
(c)	Markets are defined according to Smith Travel Research market definitions.

Hyatt Hotels Corporation

Executed Contracts Base Approximate Mix (a)

(Total executed contracts base: approximately 200 hotels, 45,000 rooms)

	As of December 31, 2012
	Approx. Hotels	Approx. Rooms
Region
Americas	75	14,000
ASPAC	55	15,000
EAME/SW Asia	70	16,000

Total	200	45,000

Market
U.S.	60	10,000
China	40	13,000
India	50	10,000
Other	50	12,000

Total	200	45,000

Brand
Park Hyatt, Andaz, Grand Hyatt	40	11,000
Hyatt Regency, Hyatt	65	19,000
Hyatt Place, Hyatt House	95	15,000

Total	200	45,000

Ownership / Contract Type
Owned, Leased and Unconsolidated Hospitality Ventures	15	3,000
Managed	140	34,000
Franchised	45	8,000

Total	200	45,000

(a)	This exhibit is expected to be provided in conjunction with Q4 earnings in subsequent years.